Exhibit 21

PRINCIPAL SUBSIDIARIES OF AT&T INC., AS OF DECEMBER 31, 2006
Legal Name	State of Incorporation/Formation	Conducts Business Under
Illinois Bell Telephone Company	Illinois	AT&T Illinois; AT&T Wholesale
Indiana Bell Telephone Company, Incorporated	Indiana	AT&T Indiana; AT&T Wholesale
Michigan Bell Telephone Company	Michigan	AT&T Michigan; AT&T Wholesale
Nevada Bell Telephone Company	Nevada	AT&T Nevada; AT&T Wholesale
Pacific Bell Telephone Company	California	AT&T California; AT&T Wholesale
AT&T International, Inc.	Delaware	AT&T International
SBC Internet Services, Inc.	California	AT&T Internet Services; AT&T Entertainment Services
SBC Long Distance, LLC	Delaware	AT&T Long Distance
AT&T Teleholdings, Inc	Delaware	AT&T Midwest; AT&T West; AT&T East
Southwestern Bell Telephone, L.P.	Texas	AT&T Arkansas; AT&T Kansas; AT&T Missouri; AT&T Oklahoma; AT&T Texas; AT&T Southwest; AT&T Wholesale
Southwestern Bell Yellow Pages, Inc.	Missouri	AT&T Advertising & Publishing
Sterling Commerce, Inc.	Delaware	same
The Ohio Bell Telephone Company	Ohio	AT&T Ohio; AT&T Wholesale
The Southern New England Telephone Company	Connecticut	AT&T Connecticut; AT&T Woodbury
The Woodbury Telephone Company	Connecticut	AT&T Woodbury
Wisconsin Bell, Inc.	Wisconsin	AT&T Wisconsin; AT&T Wholesale

Exhibit 21

Legal Name	State of Incorporation/Formation	Conducts Business Under
AT&T Corp.	New York

AT&T Corp; AT&T;

Conference Operator-AT&T;

Connect N'Save; ACC Business;
AT&T Worldnet Services; AT&T
Worldnet; AT&T Wholesale, Lucky
Dog Phone Co., SmarTalk; GTI;

prepaidserviceguide.com;

ConQuest; CQTalk!;

UnispeakSM Service;

AT&T Wholesale

AT&T Communications of California, Inc.	California	same
AT&T Communications of the Mountain States, Inc.	Colorado	Conquest, SmarTalk
AT&T Communications of NJ, LP	Delaware	same
AT&T Communications of New York, Inc.	New York	same
AT&T Communications of Illinois, Inc.	Illinois	same
AT&T Communications of the Southern States, LLC	Delaware	ACC Business; SmarTalk; prepaidserviceguide.com; GTI; AT&T; Conquest; CQTalk!, Lucky Dog Phone Co.
Teleport Communications New York	New York	same
BellSouth Corporation	Georgia	AT&T South
BellSouth Telecommunications, Inc.	Georgia	AT&T Southeast AT&T Alabama AT&T Florida AT&T Georgia AT&T Louisiana AT&T Kentucky AT&T Mississippi AT&T North Carolina AT&T South Carolina AT&T Tennessee

Exhibit 21

Legal Name	State of Incorporation/Formation	Conducts Business Under
AT&T Mobility LLC	Delaware	Cingular Wireless; AT&T Mobility
Cingular Wireless II, LLC	Delaware	Cingular Wireless; AT&T Mobility
New Cingular Wireless Services, Inc.	Delaware	Cingular Wireless; AT&T Mobility